EXHIBIT 23


                       Consent of Independent Accountants

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-57924, No. 33-54158, No. 33-51655, and
No. 333-26793) and on Form S-3 (No. 333-19957) of Quaker Chemical Corporation of our report dated March 10, 1999 appearing on page 31 of the 1998 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.



/s/PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP

Philadelphia, PA
March 31, 1999



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